Exhibit 99.1

Contacts: Alnylam Pharmaceuticals, Inc. Christine Regan Lindenboom (Investors and Media) 617-682-4340 Josh Brodsky (Investors) 617-551-8276

Alnylam Announces Preliminary* Fourth Quarter and Full Year 2023 Global Net Product Revenues and Provides Additional Updates

– Achieved Full Year 2023 Preliminary Global Net Product Revenues of $1,241 Million for ONPATTRO®, AMVUTTRA®, GIVLAARI®, and OXLUMO®, Representing 39% Annual Growth (39% Using Constant Exchange Rate**) –

– Maintained Strong Balance Sheet with Year-End Cash and Investments Balance of Approximately $2.4 Billion –

CAMBRIDGE, Mass., January 7, 2024 – Alnylam Pharmaceuticals, Inc. (Nasdaq: ALNY), the leading RNAi therapeutics company, today announced its preliminary* fourth quarter and full year 2023 global net product revenues for ONPATTRO, AMVUTTRA, GIVLAARI, and OXLUMO and provided additional updates on the products’ commercial launches.

Preliminary Fourth Quarter and Full Year 2023 Commercial and Financial Performance*

Total TTR: ONPATTRO® (patisiran) & AMVUTTRA® (vutrisiran)

•

Preliminary global net product revenues for ONPATTRO and AMVUTTRA for the fourth quarter were approximately $79 million and $175 million, respectively, representing 10% total TTR quarterly growth compared to Q3 2023, and for the full year 2023 were approximately $355 million and $558 million, respectively, representing 40% total TTR annual growth compared to full year 2022.

•	As of year-end 2023, over 4,060 patients worldwide were receiving commercial ONPATTRO or AMVUTTRA.

Total Ultra-Rare: GIVLAARI® (givosiran) & OXLUMO® (lumasiran)

•

Preliminary global net product revenues for GIVLAARI and OXLUMO for the fourth quarter were approximately $59 million and $33 million, respectively, representing 11% total Ultra-Rare quarterly growth compared to Q3 2023, and for the full year 2023 were approximately $219 million and $110 million, respectively, representing 35% total Ultra-Rare annual growth compared to full year 2022.

•	As of year-end 2023, over 650 patients worldwide were receiving commercial GIVLAARI and over 430 patients were receiving commercial OXLUMO.

*

The preliminary selected financial results are unaudited, subject to adjustment, and provided as an approximation in advance of the Company’s announcement of complete financial results in February 2024.

**	CER = Constant Exchange Rate, representing growth calculated as if the exchange rates had remained unchanged from those used during 2022. CER is a Non-GAAP financial measure.

Further, at December 31, 2023, Alnylam had preliminary cash, cash equivalents, and marketable securities of approximately $2.4 billion, as compared to $2.2 billion at December 31, 2022.

“We are delighted to have ended the year on a strong note, with continued execution across our commercial portfolio delivering top-line product revenue within our guidance range. These preliminary results reflect growing patient demand for our transformative products, along with strong commercial execution by our teams in delivering these important medicines to patients in need globally. We were also pleased to have reported positive clinical results across multiple programs in 2023. This includes zilebesiran, with which we aim to reimagine the treatment of hypertension, and ALN-APP in Alzheimer’s disease, which provided the first ever clinical demonstration of gene silencing in the human brain using an RNAi therapeutic,” said Yvonne Greenstreet, MBChB, Chief Executive Officer of Alnylam. “As we consider the progress we made across our business in 2023 and as we look ahead to reporting results from the HELIOS-B Phase 3 study in early 2024, we believe we are well on our way to achieving our Alnylam P5x25 goals, positioning Alnylam as a top-tier, global, multi-product commercial company with a broad pipeline and organic platform poised to deliver sustainable innovation well into the future, a profile rarely seen in our industry.”

Alnylam management will discuss these preliminary selected financial results and commercial updates during a webcast presentation at the 42nd Annual J.P. Morgan Healthcare Conference in San Francisco, California tomorrow, Monday, January 8, 2024 at 9:45 a.m. PT (12:45 p.m. ET).

About RNAi Therapeutics

RNAi (RNA interference) is a natural cellular process of gene silencing that represents one of the most promising and rapidly advancing frontiers in biology and drug development today. Its discovery has been heralded as “a major scientific breakthrough that happens once every decade or so,” and was recognized with the award of the 2006 Nobel Prize for Physiology or Medicine. By harnessing the natural biological process of RNAi occurring in our cells, a new class of medicines known as RNAi therapeutics is now a reality. Small interfering RNA (siRNA), the molecules that mediate RNAi and comprise Alnylam’s RNAi therapeutic platform, function upstream of today’s medicines by potently silencing messenger RNA (mRNA) – the genetic precursors – that encode for disease-causing or disease pathway proteins, thus preventing them from being made. This is a revolutionary approach with the potential to transform the care of patients with genetic and other diseases.

About Alnylam Pharmaceuticals

Alnylam Pharmaceuticals (Nasdaq: ALNY) has led the translation of RNA interference (RNAi) into a whole new class of innovative medicines with the potential to transform the lives of people afflicted with rare and prevalent diseases with unmet need. Based on Nobel Prize-winning science, RNAi therapeutics represent a powerful, clinically validated approach yielding transformative medicines. Since its founding in 2002, Alnylam has led the RNAi Revolution and continues to deliver on a bold vision to turn scientific possibility into reality. Alnylam’s commercial RNAi therapeutic products are ONPATTRO® (patisiran), AMVUTTRA® (vutrisiran), GIVLAARI® (givosiran), OXLUMO® (lumasiran), and Leqvio® (inclisiran), which is being developed and commercialized by Alnylam’s partner, Novartis. Alnylam has a deep pipeline of investigational medicines, including multiple product candidates that are in late-stage development. Alnylam is executing on its “Alnylam P5x25” strategy to deliver transformative medicines in both rare and common diseases benefiting patients around the world through sustainable innovation and exceptional financial performance, resulting in a leading biotech profile. Alnylam is headquartered in Cambridge, MA. For more information about our people, science and pipeline, please visit www.alnylam.com and engage with us on X (formerly Twitter) at @Alnylam, on LinkedIn, or on Instagram.

Alnylam Forward Looking Statements

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. All statements other than historical statements of fact regarding Alnylam’s expectations, beliefs, goals, plans or prospects including, without limitation, statements regarding Alnylam’s aspiration to become a top-tier biotech company, the potential for Alnylam to identify new potential drug development candidates and advance its research and development programs, Alnylam’s ability to obtain approval for new commercial products or additional indications for its existing commercial products, and Alnylam’s projected commercial and financial performance and the planned achievement of its “Alnylam P5x25” strategy should be considered forward-looking statements. Actual results and future plans may differ materially from those indicated by these forward-looking statements as a result of various important risks, uncertainties and other factors, including, without limitation, risks and uncertainties relating to: Alnylam’s ability to successfully execute on its “Alnylam P5x25” strategy; the finalization and audit of Alnylam’s fourth quarter and 2023 fiscal year financial results which could potentially result in changes or adjustments to the selected preliminary financial results presented herein; Alnylam’s ability to discover and develop novel drug candidates and delivery approaches and successfully demonstrate the efficacy and safety of its product candidates; the pre-clinical and clinical results for Alnylam’s product candidates, including vutrisiran, zilebesiran, and ALN-APP; actions or advice of regulatory agencies and Alnylam’s ability to obtain and maintain regulatory approval for its product candidates, including vutrisiran, as well as favorable pricing and reimbursement; successfully launching, marketing and selling Alnylam’s approved products globally; delays, interruptions or failures in the manufacture and supply of Alnylam’s product candidates or its marketed products; obtaining, maintaining and protecting intellectual property; Alnylam’s ability to successfully expand the approved indications for AMVUTTRA in the future; Alnylam’s ability to manage its growth and operating expenses through disciplined investment in operations and its ability to achieve a self-sustainable financial profile in the future without the need for future equity financing; the direct or indirect impact of the COVID-19 global pandemic or any future pandemic on Alnylam’s business, results of operations and financial condition; Alnylam’s ability to maintain strategic business collaborations; Alnylam’s dependence on third parties for the development and commercialization of certain products, including Roche, Novartis, Sanofi, Regeneron and Vir; the outcome of litigation; the risk of future government investigations; and unexpected expenditures; as well as those risks and uncertainties more fully discussed in the “Risk Factors” filed with Alnylam’s most recent Quarterly Report on Form 10-Q filed with the Securities and Exchange Commission (SEC) and in its other SEC filings. In addition, any forward-looking statements represent Alnylam’s views only as of today and should not be relied upon as representing its views as of any subsequent date. Alnylam explicitly disclaims any obligation, except to the extent required by law, to update any forward-looking statements.

Use of Non-GAAP Financial Measures

This press release contains a non-GAAP financial measure of Constant Exchange Rate (CER). This measure is not in accordance with, or an alternative to, GAAP, and may be different from non-GAAP financial measures used by other companies. Percentage changes in revenue growth at CER are presented excluding the impact of changes in foreign currency exchange rates for investors to understand the underlying business performance. The current period’s foreign currency revenue values are converted into U.S. dollars using the exchange rates from the prior period.